Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors and officers of Aetna Inc. (the “Company”), hereby severally constitute and appoint Alan M. Bennett, William J. Casazza and Ronald M. Olejniczak, and each of them individually, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company’s 2001 Form 10-K and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to the Form 10-K and to any and all amendments thereto.

Dated as of February 22, 2002.

/s/ John W. Rowe, M.D. John W. Rowe, M.D. Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ Ellen M. Hancock Ellen M. Hancock, Director

/s/ Betsy Z. Cohen Betsy Z. Cohen, Director	/s/ Michael H. Jordan Michael H. Jordan, Director

/s/ William H. Donaldson William H. Donaldson, Director	Jack D. Kuehler, Director

/s/ Barbara H. Franklin Barbara Hackman Franklin, Director	/s/ Joseph P. Newhouse Joseph P. Newhouse, Director

/s/ Jeffrey E. Garten Jeffrey E. Garten, Director	/s/ Judith Rodin Judith Rodin, Director

Earl G. Graves, Director	/s/ Alan M. Bennett Alan M. Bennett Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Gerald Greenwald Gerald Greenwald, Director	/s/ Ronald M. Olejniczak Ronald M. Olejniczak Vice President and Corporate Controller (Principal Accounting Officer)